Positioned for performance: An overview of Q3 2017 and beyond December 2017 NYSE: AVA www.avistacorp.com Exhibit 99.1

All forward-looking statements are Avista management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For more information on such factors and uncertainties, consult Avista’s most recent form 10-K and 10-Q, which are available on our website at www.avistacorp.com Disclaimer 2

3 Avista to be acquired by Hydro One Key Transaction Terms  Offer price of US$53.00 per Avista common share in cash  Represents a 24% premium to Avista’s closing price on July 18, 2017, of US$42.74  Equity purchase price of US$3.4 billion (C$4.4 billion)  Total enterprise value of US$5.3 billion ($C6.7 billion), including Avista debt assumed  Avista preserves corporate identity and maintains headquarters in Spokane Timing and Approvals  Shareholder approval obtained at special meeting on Nov. 21, 2017  Filed for approval with all five state regulators and FERC  Requested regulatory decisions by August 2018  Proposed customer rate credit of $31.5 million over 10 years  Expect to file other regulatory approvals in 2018  Expected closing date in the second half of 2018

4 Strong and stable utility core  Regulated electric and natural gas operations  Serves customers in Washington, Idaho and Oregon  Contributes about 95% of earnings  Regulated electric operations  Serves customers in City and Borough of Juneau Avista Utilities Alaska Electric Light & Power Company (AEL&P) Long history of service, trust, innovation and collaboration Photo: Spokane River Upper Falls

5 Steadily building long-term value Reliably building value for our customers, investors, communities and employees Projecting long-term earnings and dividend growth of 4% to 5% Avista Utilities AEL&P Strategic Investments  5% to 6% rate base growth through utility capital investments  Upgrading infrastructure; grid modernization  Customer growth ~1%  Near-term earnings are challenged due to 2016 Washington rate order  Committed to reducing timing lag and aligning our earned returns with those authorized  Moderate rate base growth through utility capital investments  Customer and load growth less than 1%  Developing platforms for future growth □ Exploring data science and advanced analytics □ Investing in emerging technologies □ Current economics impact LNG opportunities *LNG: Liquefied natural gas

Avista Utilities Significant investments in utility infrastructure 6

7  Diverse customer base □ 30,000 square mile service territory □ Service area population 1.6 million – 377,000 electric customers – 340,000 natural gas customers  Strong customer focus □ 90% percent or better customer satisfaction ratings every year since 1999 □ Developing key customer initiatives  Invested in our communities □ More than $2 million per year in charitable donations and over 48,000 volunteer hours from our employees Providing safe and reliable service for 128 years Solid foundation and continued commitment to innovation Information as of Dec. 31, 2016

8 A responsible mix of generation Hydro 49% Biomass 2% Wind 4.5% Coal 9.5% Natural Gas 35% Avista Utilities Electricity Generation Resource Mix* Dec. 31, 2016  Strategy is to control a portfolio of resources that responsibly meet our long-term energy needs  Filed electric Integrated Resource Plan in August; long resources until 2026 □ 2026 resource acquisitions include a mix of upgrades to our thermal fleet, demand response, energy efficiency and a natural gas-fired peaker  Exceeds Washington state’s 15% Renewable Portfolio Standard for the next 20 years Founded on clean, renewable hydropower *Based on maximum capacity Excludes AEL&P Post Falls Dam, Idaho

Projected Investments to upgrade our systems *Excludes projected capital expenditures at AEL&P of $7 million in 2017, $7 million 2018 and $13 million in 2019 5% to 6% rate base growth $163 $148 $153 $190 $73 $71 $73 $50 $49 $69 $51 $52 $49 $49 $62 $53 $47 $46 $46 $47 $23 $22 $21 $13 $405 $405 $405 $405 2017 2018 2019 2020 Failed Plant & Operations Customer Requested Performance & Capacity Customer Service, Quality & Reliability Mandatory & Compliance Asset Condition 9

10 Investing in our utility Little Falls Plant Upgrade Grid Modernization Aldyl A Natural Gas Pipe Replacement Advanced Metering Infrastructure (AMI) Preserving and enhancing service reliability Electric Vehicle Pilot Program Customer Facing Technology

11 Washington  May 26, 2017, filed an electric and natural gas rate request designed to increase annual electric revenues by $61.4 million and annual natural gas revenues by $8.3 million, effective May 1, 2018. • Dec. 1, 2017, filed updated revenue requirements in rebuttal testimony due to timing of capital projects.  Requests based on a 9.9% return on equity with a 50% common equity ratio. Three-Year Rate Plan  New rates will take effect May 1, 2018, with annual increases in May 2019 and May 2020.  Power supply costs would be updated each year (on Rebuttal, only update power supply costs in Year 1).  No new general rate cases would be filed with new rates effective prior to May 1, 2021. Driving Effective Regulatory Outcomes Recovery of costs and capital investments ELECTRIC NATURAL GAS Filed Revenue Increase Filed Base % Increase Rebuttal Revenue Increase Filed Revenue Increase Filed Base % Increase Rebuttal Revenue Increase May 1, 2018 $61.4M 12.5% $54.4M $8.3M 9.3% $6.6M May 1, 2019 $14.0M* 2.5% $13.5M $4.2M 4.4% $3.7M May 1, 2020 $14.4M* 2.5% $13.9M $4.4M 4.4% $3.8M *Excludes power supply adjustment

12 Driving Effective Regulatory Outcomes Recovery of costs and capital investments Idaho  Oct. 19, 2017, filed multi-party settlement agreement designed to increase annual electric base revenues by $12.9 million, or 5.2 percent, effective Jan. 1, 2018, and by $4.5 million, or 2.3 percent, effective Jan. 1, 2019.  For natural gas, the settlement agreement is designed to increase annual base revenues by $1.2 million, or 2.9 percent, effective Jan. 1, 2018, and by $1.1 million, or 2.7 percent on Jan. 1, 2019.  Based on 50% equity ratio and 9.5% return on equity.  Settlement agreement is dependent on Idaho Public Utilities Commission approval. Alaska  Nov. 15, 2017, all-party settlement agreement approved by Regulatory Commission of Alaska designed to increase base revenues by 3.86% or $1.3 million, the level of interim rates that went into effect Nov. 23, 2016.  Previously approved additional $2.9 million annually from interruptible service will be decreased to $2.06 million annually; a one-time $0.9 million credit will be credited back to customers through the Cost of Power Adjustment (COPA).  Based on a 58.18% equity ratio and an 11.95% return on equity. Oregon  Sept. 13, 2017, received Commission approval of an all-party settlement agreement designed to increase annual natural gas base revenues by 5.9% or $3.5 million.  Rate adjustment of $2.6 million was effective Oct. 1, 2017, and a second adjustment of $0.9 million was effective Nov. 1, 2017.  Based on 50% equity ratio and 9.4% return on equity.

Alaska Electric Light & Power Company (AEL&P) Growing the utility core 13

Oldest regulated electric utility in Alaska, founded in 1893 14  Serves 17,000 electric customers in the City and Borough of Juneau, meeting nearly all of its energy needs with hydropower  One of the lowest-cost electric utilities in the state  Approved capital structure of 58.18% equity ratio and an authorized return on equity of 11.95% Diversifying our utility footprint Juneau, Alaska

15 Strategic Investments Developing platforms for future growth

 LNG opportunities continue to be impacted by current market economics □ Salix (subsidiary) – Generation – substitution for diesel – Marine and rail fueling □ Plum Energy – Small LNG project investments  Targeted investments □ Energy Impact Partners – Private equity fund that invests in emerging technologies, services, and business models throughout electric supply chain with a collaborative, strategic investment approach □ TROVE – Leverage AMI, consumer and other data through predictive analytics to create utility value □ Spirae – Microgrid and distributed energy resource management platform Creating new growth platforms 16

17 Financial Performance Metrics

Prudent Balance Sheet and Liquidity Debt 53.6% Equity 46.4% Consolidated Capital Structure Sept. 30, 2017 18 Additional long-term debt maturities beyond 2027 not shown *Excludes debt maturities of $15 million at Alaska Energy and Resources Company in 2019 $161.1 million of available liquidity at Avista Corp. as of Sept. 30, 2017  In August, priced $90 million of Avista Corp. first mortgage bonds with a coupon of 3.91% and maturity date of December 2047. Expect to issue in December 2017.  In the fourth quarter, expect to issue up to $70 million of common stock in order to fund planned capital expenditures and maintain an appropriate capital structure $273 $90 $52 $250 $14 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 No significant maturities until 2018 ($ millions) *

$1.85 $3.10 $1.97 $2.15 2013 2014 2015 2016 2017 Guidance * Continuing Operations Ecova (DiscOp) $1.75-$1.90 19 Continued long-term earnings growth Total Earnings per Diluted Share Attributable to Avista Corporation Business Segments Q3 2017 Q3 2016 Avista Utilities $0.08 $0.20 AEL&P $0.01 $0.01 Other $(0.02) $(0.02) Diluted EPS $0.07 $0.19 * 2017 earnings negatively impacted by Washington order

Revised 2017 Guidance

2017 Earnings Guidance	Original	Revised*
Avista Utilities	$1.71 – $1.85	$1.71 – $1.80
AEL&P	$0.10 – $0.14	$0.10 – $0.14
Other	$(0.01) – $0.01	$(0.06) – $(0.04)
Consolidated	**$1.80 – $2.00**	**$1.75 – $1.90**

*Avista Utilities guidance was revised to include expected acquisition transaction costs of $0.20-$0.25 per diluted share, partially offset by lower resources costs, operating expenses and net financing expenses. Other businesses guidance was revised due to renovation expenses at one of our subsidiaries and the recognition of our portion of net losses from our equity investments.

Guidance Assumptions

- Our outlook for Avista Utilities assumes, among other variables, normal precipitation, temperatures and hydroelectric generation for the remainder of the year.
- Our outlook for AEL&P assumes, among other variables, normal precipitation, temperatures and hydroelectric generation for the remainder of the year.
- Our guidance range for Avista Utilities encompasses expected variability in power supply costs and the application of the ERM to that power supply cost variability.
- The midpoint of our original guidance range for Avista Utilities included $0.07 of expense under the ERM; which was within the 90 percent customers/10 percent shareholders sharing band. Our current expectation for the ERM is a benefit position within the $4 million deadband, an improvement of $0.07 to $0.09 per diluted share from our original guidance.

AVISTA

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*Current quarterly dividend of $0.3575 annualized 21 Dividend growth expected to keep pace with long-term earnings growth Attractive and growing dividend $1.22 $1.27 $1.32 $1.37 $1.43* 2013 2014 2015 2016 2017*

22 A solid investment  Strong and responsible core utility □ Investing substantially to modernize infrastructure and upgrade systems □ Steady returns and attractive dividend yield □ One of the greenest utilities in the U.S.* □ Committed to reducing current regulatory timing lag  Focus on utility growth □ Selective acquisitions □ Developing new products and services and supporting economic development throughout service area  Positioning for the future □ Leverage AMI data through applied analytics, gain insight into leading-edge energy solutions □ Track record of innovation (e.g. Itron, ReliOn, Ecova) *Source: Benchmarking Air Emissions of the 100 Largest Power Producers in the United States, NRDC, July 2016 Photo: Cabinet Gorge Dam Reliably building value for our customers, investors, communities and employees

We welcome your questions Company Contact Lauren Pendergraft, Investor Relations Manager 509-495-2998 Lauren.pendergraft@avistacorp.com www.avistacorp.com Photo: Huntington Park, Spokane, Wash. 23